Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, being the Chief Executive Officer of TEPPCO GP, Inc., the sole general partner of TE Products Pipeline Company, Limited Partnership (the “Company”), hereby certifies that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q.  A signed original of this written statement required by Section 906 has been provided to TE Products Pipeline Company, Limited Partnership and will be retained by TE Products Pipeline Company, Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

November 2, 2004
Date

/s/ BARRY R. PEARL
Barry R. Pearl
President and Chief Executive Officer
TEPPCO GP, Inc., General Partner